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                                                                    Exhibit 10.2
December 10, 2001

Vitaquest International, Inc.
8 Henderson Drive
West Caldwell, NJ 07006
Attn: Keith Frankel, President/CEO

      Re:  Infotopia, Inc./Vitaquest International, Inc.

Dear Mr. Frankel:

      In connection with the Letter of Intent dated November 6, 2001 by and between Infotopia, Inc., a Nevada corporation, having its principal address at 3635 Boardman Canfield Drive, Canfield, Ohio 44406 ("Infotopia") and Vitaquest International, Inc., a Delaware corporation, having its principal address at 8 Henderson Drive, West Caldwell, New Jersey 07006 ("Vitaquest"), as amended and modified by those certain side letters dated November 20, 2001 and December 7, 2001 (as so amended, the "Existing LOI", and as further amended and modified by this letter, the "LOI"), this letter will serve to acknowledge and confirm the following (terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing LOI; in the event of any inconsistency between the terms set forth herein and the Existing LOI, the terms set forth herein shall control):

      1. Assignment. Infotopia has requested, and Vitaquest hereby agrees to provide, consent to Infotopia's assignment of its rights and liabilities under the LOI to Trendirect Marketing, Inc., a Delaware corporation, having its principal address at 3635 Boardman Canfield Drive, Canfield, Ohio 44406 ("TMI"). TMI shall acquire the Assets pursuant to the terms of the LOI, and shall be deemed to be a party to the LOI as if originally a signatory thereto; each of the parties (i.e., Vitaquest and TMI) hereby restate and reaffirm in its entirety the LOI.

      2. Order. All references to the Order contained in the LOI shall be deemed to refer to (a) the Order (dated November 21, 2001) Authorizing the Debtors to
(i) Sell Substantially all Assets Free and Clear of Liens and Encumbrances Pursuant to 11 U.S.C.A. Sections 363(b), 363(f) and 363(k) and (ii) Assume, Assign and Sell Executory Contracts Pursuant to 11 U.S.C.A. Sections 365(b)
and 365(f), (b) the Consent Order (dated December __, 2001) (i) Extending Closing Deadline and (ii) Granting Certain Related Relief, and (c) the Order (dated December __, 2001) Authorizing the Debtors to Assume, Assign and Sell Various Executory Contracts Pursuant to 11 U.S.C.A. Sections 365(b) and
365(f) in Connection with Sale of Substantially All Assets.
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      3. Purchase and Sale of Assets.

            (a) The parties hereby agree that TMI shall acquire directly from DMI those assets and assume those contracts as set forth on the Bill of Sale, Assignment and Assumption Agreement and Assignment of Trademark delivered to TMI under the Order, a copy of which documents are annexed hereto as EXHIBIT A; all references to the Assets in the LOI shall be deemed to refer to the assets and contracts as set forth on the documents annexed hereto as Exhibit A. Vitaquest hereby represents and warrants to TMI that TMI will obtain good title to the assets acquired by TMI under the Order, free and clear of any liens and encumbrances; in the event the foregoing representation is breached, Vitaquest agrees to indemnify and hold TMI harmless against any losses actually suffered by TMI solely as a direct result thereof.

            (b) The total consideration payable to Vitaquest shall be modified as follows:

            Total Consideration to Vitaquest: Three Million Five Hundred Seventy Five Thousand Dollars, without interest ($3,575,000) ("Total Consideration"), payable in accordance with the following schedule:

            $500,000, as a condition to, and upon, closing of the acquisition of the Assets by TMI on December 21, 2001 (the "Closing");

            $500,000 on or before December 31, 2001;

            $1,000,000 on or before February 18, 2002; and

            $500,000 at the end of each 30-day period thereafter until the Total Consideration shall have been paid to Vitaquest, the final payment being in the amount of the unpaid portion of the Total Consideration.

      4. Credits.

            (a) Reserve/Premier Assets. Notwithstanding anything in the Existing LOI to the contrary, (a) the Reserve Accounts (as defined in the Order), including without limitation, all payments, rights to payment or any other rights of any nature with respect to any payment or money returned by any credit card processors, including but not limited to, Electronic Pay Exchange and Merrick Bank (collectively, "EPX") and PaySystems.com, on account of any excess holdback reserves or escrow in connection with DMI and (b) the Premier Claim (as defined in the Order), including without limitation, all payments, rights to payment or any other rights of any nature with respect to any payments in connection with In re Premier Membership Services, LLC, Bankr. No. 00-35053 U.S. Bankruptcy Court, Southern District of Florida (collectively, the "Reserve/Premier Assets"), shall be acquired by and transferred directly to Vitaquest (or its designee). In the event the total amount of payments received and retained by Vitaquest (or its designee) under the Reserve/Premier Assets (i) exceeds the sum of $1,000,000, such excess shall be credited against the Total Consideration (such credits to be applied against payments due in the inverse order of maturity) or (ii) if less than the sum of $1,000,000, such shortfall shall be immediately added to any indebtedness owing to Vitaquest and be paid to Vitaquest at the time of final payment hereunder. Upon the payment in full of the Total

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Consideration, Vitaquest (or its designee) shall retain all remaining rights to the Reserve/Premier Assets.

            (b) Post Closing Vitaquest Royalties. Notwithstanding anything in the Existing LOI to the contrary, provided no Event of Default has occurred, any royalty payments due from Vitaquest to DMI under a certain Exclusive License Agreement dated November 20, 2000 (the "Vitaquest/DMI License Agreement") and relating solely to sales by Vitaquest following the Closing, if any, shall, at Vitaquest's option, be retained by Vitaquest and be credited to TMI as follows: the first $500,000 of retained royalty payments shall be used as credits against purchases of product by TMI from Vitaquest and all retained royalty payments thereafter shall be applied against any remaining unpaid portion of the Total Consideration (such purchase price credits to be applied against payments due in the inverse order of maturity). The first $500,000.00 of retained royalty payments shall be used by Vitaquest towards the timely payment of the unsecured creditors' payments required under the Order.

      5. Assumption of Certain Liabilities.

            (a) Assumption. TMI agrees to assume the timely payment and performance of the following: (i) all cure payments associated with any and all contracts assumed under Exhibit A; and (ii) all administrative claim payments up to a maximum amount of $450,000. TMI agrees to indemnify and hold Vitaquest (and its designee) harmless against TMI's failure to make timely payments of the foregoing assumed obligations.

            (b) Evidence of Payment. Without limiting TMI's obligations to make various payments required under this LOI or any other Transaction Document, TMI shall, (i) not later than December 21, 2001, make not less than a $100,000 payment towards the payments described under paragraph 5(a) and (ii) not later than the end of each of the following four (4) consecutive calendar weeks following December 21, 2001, make not less than a $100,000 payment each such week towards the payments described under paragraph 5(a). TMI shall provide evidence of such payments to Vitaquest and any and all other payments required to be made by TMI to a third party under the LOI and/or any other Transaction Document.

      6. Representations, Warranties and Covenants.

            (a) Infotopia/TMI. Each of Infotopia and TMI hereby jointly and severally represent, warrant and covenant to Vitaquest (and its designee) as follows:

                  (i) Each of Infotopia and TMI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and have all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Infotopia and TMI, as applicable, are duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Infotopia or TMI.

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                  (ii) Each of Infotopia and TMI has the power to execute and deliver the LOI and the other agreements, documents and instruments required to be delivered by Infotopia and/or TMI in accordance with the provisions hereof (the "Buyer Documents"), to perform the LOI and the Buyer Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the LOI and the other Buyer Documents by Infotopia and TMI has been duly authorized by all necessary corporate action. The LOI has been, and the Buyer Documents will be, duly executed and delivered on behalf of Infotopia and TMI by duly authorized officers of Infotopia and TMI, and the LOI constitutes, and the Buyer Documents when executed and delivered will constitute, the legal, valid and binding obligations of Infotopia and TMI, as applicable, enforceable in accordance with their respective terms. The execution, delivery and performance of the LOI and the Buyer Documents, as applicable, do not: (x) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Infotopia or TMI, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Infotopia or TMI, (y) result in the creation or imposition of any lien on any of Infotopia's or TMI's assets, or (z) expect to give cause for the acceleration of any obligations of Infotopia or TMI to any other creditor.

                  (iii) No representation or warranty made by Infotopia and TMI in the LOI or the Buyer Documents, as applicable, and no certification furnished or to be furnished to Vitaquest (and/or its designee) pursuant to the LOI, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (iv) Infotopia and, based upon an assumed fair market value of the Assets, TMI are not, and after consummation of the transactions contemplated by the LOI, will not be, insolvent within the meaning of 11 U.S.C. Section 101(32).

                  (v) Infotopia and TMI are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable.

                  (vi) Each of Infotopia and TMI shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted.

                  (vii) TMI shall maintain (and provide Vitaquest evidence of) adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance.

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            (b) Vitaquest. Vitaquest hereby represents, warrants and covenants to each of Infotopia and TMI as follows:

                  (i) Vitaquest is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation

                  (ii) Vitaquest has the power to execute and deliver the LOI and the other agreements, documents and instruments required to be delivered by Vitaquest in accordance with the provisions hereof (the "Seller Documents"), to perform LOI and the Seller Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the LOI and the other Seller Documents by Vitaquest has been duly authorized by all necessary corporate action. The LOI has been, and the Seller Documents will be, duly executed and delivered on behalf of Vitaquest by duly authorized officers of Vitaquest, and the LOI constitutes, and the Seller Documents when executed and delivered will constitute, the legal, valid and binding obligations of Vitaquest, enforceable in accordance with their respective terms.

                  (iii) No representation or warranty made by Vitaquest in the LOI or the Seller Documents, and no certification furnished or to be furnished to Infotopia or TMI pursuant to the LOI, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

      7. Default. Infotopia and TMI shall, at the option of Vitaquest, be in default under the LOI (and the other Transaction Documents) upon the happening of any of the following events or conditions (each an "Event of Default"): (a) the non-payment of any principal, interest or other indebtedness when due (including any cure period) under the LOI or under any other documents executed and/or delivered in connection with the consummation of the transactions contemplated thereby, including without limitation, any notes, guarantees, security agreements, license agreements, bills of sale or assignment and assumption agreements (collectively, the "Transaction Documents"); (b) the failure by Infotopia or TMI, as applicable, to perform any of its obligations under the LOI or any other Transaction Document; (c) any other default occurs under the LOI or any other Transaction Document; (d) falsity, inaccuracy or breach by Infotopia or TMI of any written warranty, representation or statement made or furnished to Vitaquest (or its designee) by or on behalf of Infotopia or TMI; (e) the filing by or against Infotopia or TMI of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (f) any assignment by Infotopia or TMI for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Infotopia or TMI; (g) a default with respect to any other indebtedness of Infotopia or TMI if the effect of such default is to cause or permit the acceleration of such debt; (h) the entry of any judgment against Infotopia or TMI and the failure of Infotopia or TMI to discharge the judgment within ten (10) days of the entry thereof; (i) any material adverse change in the business, assets, operations, financial conditions or results of operations of Infotopia or TMI; or (j) Infotopia or TMI ceases doing business as a going concern.

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      8. Remedies. Upon the occurrence of an Event of Default, Vitaquest and/or its designee shall be entitled to all of the rights and remedies of Vitaquest and/or its designee under the LOI, any Transaction Document or at law or in equity.

      9. Miscellaneous.

            (a) The representations, warranties, covenants and agreements of Infotopia, TMI and Vitaquest contained in the LOI, or in any document and certificate delivered pursuant hereto, and the respective obligation of the parties with respect thereto, shall survive the making of the LOI, any investigations made by or on behalf of the parties hereto, and the Closing and all subsequent closings of payments/transfers made under the Post Closing Payment/Transfer Schedule, and shall continue in full force and effect.

            (b) Any notices or other communications provided for hereunder may be given to any party to the LOI at the address set forth above, with a copy to that party's attorney (Vitaquest: Riker, Danzig, Scherer, Hyland & Perretti, LLP, Headquarters Plaza, One Speedwell Avenue, Morristown, New Jersey 07962,
Attn: Harold S. Atlas, Esq.; Infotopia and TMI: Bondy & Schloss LLP, 6 East 43rd Street, New York, New York 10017, Attn: Jeffrey Rinde, Esq.) and shall either be
(a) hand-delivered, (b) deposited with an overnight courier delivery service or
(c) mailed by certified mail, return receipt requested, postage prepaid. All notices shall be deemed to have been given either when hand-delivered, 1 day after having been deposited with an overnight courier delivery service or 2 days following the date of mailing.

            (c) The LOI shall inure to the benefit of and shall be binding upon Vitaquest, Infotopia and TMI, their heirs, successors and assigns. TMI (and Infotopia, as applicable) may not assign the LOI without obtaining the prior written consent of Vitaquest.

            (d) The LOI shall not, and shall not be deemed to, confer any rights or remedies upon any party other than Infotopia, TMI, Vitaquest and their respective successors and assigns.

            (e) The LOI shall be construed in accordance with the laws of the State of New Jersey. Vitaquest, Infotopia and TMI hereby irrevocably consent to the jurisdiction of the courts of the State of New Jersey or any Federal Court in New Jersey in connection with any action or proceeding arising out of or related to the LOI or any other document delivered in connection with the LOI.

            (f) The LOI may be executed in any number of counterparts, all of which taken together shall constitute an original hereof. When counterparts have been executed by all parties, they shall have the same effect as if the signatures were upon the same document.

            (g) Each of the parties hereto shall take such action as the other party may reasonably request from time to time in order to carry out the purposes of the LOI. In addition, in connection with any subsequent closings of payments/transfers made under the Post Closing Payment/Transfer Schedule, each of the parties shall reaffirm all representations, warranties and covenants under the LOI and further shall deliver evidence of corporate authorization (including good standing certificates, resolutions, incumbency certificates and opinions of counsel).

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            (h) The LOI (including the exhibits and schedules referred to herein) contains the entire agreement among the parties with respect to the transactions contemplated under the LOI and supersedes all prior agreements or commitments, written and oral, with respect thereto.

            (i) Paragraphs 8(A)(2) and 10 of the November 6, 2001 letter of intent are hereby deleted. Paragraph 2 of the November 20, 2001 side letter is hereby deleted.

      All conditions to the obligations of TMI and Infotopia, as applicable, to consummate the transactions pursuant to the terms of the LOI have been satisfied.

      Please indicate your acceptance and acknowledgement of this letter by executing below.

                                    Very truly yours,

                                    Infotopia, Inc.


                                    By: /s/ Daniel Hoyng
                                       __________________________
                                       Daniel Hoyng, CEO/Chairman

                                    Trendirect Marketing, Inc.


                                    By: /s/ Ernest Zavoral
                                       __________________________
                                       Ernest Zavoral, CEO


Agreed and Accepted to
this 10th day of December, 2001

Vitaquest International, Inc.


By: /s/ Keith Frankel
   __________________________
   Keith Frankel, CEO


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